                                                                      EXHIBIT 11

                         DREYER'S GRAND ICE CREAM, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (unaudited)

                                                        Thirteen Weeks Ended               Thirty-Nine Weeks Ended
                                                  -------------------------------      -------------------------------
(in thousands, except per share amounts)          Sept. 30, 1995   Sept. 24, 1994      Sept. 30, 1995   Sept. 24, 1994
                                                  --------------   --------------      --------------   --------------
PRIMARY

Net income applicable to common stock                 $   893          $ 2,260             $ 4,879          $ 2,407

Weighted average number of shares of common
 stock outstanding                                     12,873           15,444              13,410           14,840
                                                      -------          -------             -------          -------
Net income per share, as reported                     $   .07          $   .15             $   .36          $   .16
                                                      =======          =======             =======          =======
Weighted average number of shares of common
 stock outstanding                                     12,873           15,444              13,410           14,840

Common stock equivalent--assumed exercise of
 common stock options and warrants                        788               90                 280               90
                                                      -------          -------             -------          -------
Weighted average number of shares of common
 stock outstanding, including common stock
 equivalents                                           13,661           15,534              13,690           14,930
                                                      =======          =======             =======          =======

Net income per common share                           $   .07          $   .15(1)          $   .36          $   .16(1)
                                                      =======          =======             =======          =======

                                                     Continued on following page

                                                                      EXHIBIT 11

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (unaudited)

                                                         Thirteen Weeks Ended                   Thirty-Nine Weeks Ended
                                                  ----------------------------------      ---------------------------------
(in thousands, except per share amounts)          Sept. 30, 1995      Sept. 24, 1994      Sept. 30, 1995     Sept. 24, 1994
                                                  --------------      --------------      --------------     --------------
FULLY DILUTED

Net income applicable to common stock                 $   893             $ 2,260             $ 4,879             $ 2,407

Add preferred dividends on redeemable
 convertible Series B Preferred Stock, due
 June 2001                                                661                                     661

Add interest expense on convertible
 subordinated debentures issued June 1993,
 due June 2006 and amortization of related
 issuance costs, net of tax                               533               1,024               2,571               3,074
                                                      -------             -------             -------             -------
Adjusted net income                                   $ 2,087             $ 3,284             $ 8,111             $ 5,481
                                                      =======             =======             =======             =======
Weighted average number of shares of common
 stock outstanding                                     12,873              15,444              13,410              14,840

Common stock equivalent--assumed exercise of
 common stock options and warrants                        829                 100                 829                 100

Assumed conversion of debentures                                            2,900                                   2,900

Assumed conversion of preferred stock                   2,900                                   2,900
                                                      -------             -------             -------             -------

Adjusted shares                                        16,602              18,444              17,139              17,840
                                                      =======             =======             =======             =======

Net income per common share                           $   .13(2)          $   .18(2)          $   .47(2)          $   .31(2)
                                                      =======             =======             =======             =======


(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.